ANNUAL CERTIFICATEHOLDERS' STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 1993-2
                  ---------------------------------------------

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1993-2 Supplement dated as of June 1, 1993 (as amended and supplemented, the "Series Supplement"), among Providian National Bank ("PNB"), formerly known as First Deposit National Bank, Seller and Servicer, and Bankers Trust Company, Trustee, Providian National Bank as Servicer is required to prepare certain information each year regarding current distributions to Investor Certificateholders and the performance of the Providian Master Trust (the "Trust") during the previous year. The information which is required to be prepared for the Series 1993-2 Certificates with respect to the year ended December 31, 1997, and with respect to the performance of the Trust during 1997 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A)   Information   Regarding  the  1997   Distribution  for  the  Series  1993-2
     Certificates (stated on the basis of $1,000 original certificate principal amount)

     (1)  The total amount distributed to Series 1993-2  Certificateholders  per
          $1,000 original certificate principal amount................$57.500000

     (2) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to interest per $1,000 original certificate principal amount................................$57.500000

     (3) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to principal per $1,000 original certificate principal amount.................................$0.000000

B)   Information Regarding the Performance of the Trust

     (1)  Allocation   of   Receivables   Collections   to  the  Series   1993-2
          Certificates

          (a)  The  aggregate  amount of Finance  Charge  Receivables  collected during 1997.....................................$1,182,331,275.78

          (b)  The aggregate  amount of Principal  Receivables  collected during
               1997............................................$4,858,934,259.32

          (c)  The weighted average Floating Allocation  Percentage with respect to the Series 1993-2 Certificates for 1997..............7.254433%

          (d)  The weighted average Principal Allocation Percentage with respect to the Series 1993-2  Certificates for 1997.............9.093138%

          (e)  The Finance  Charge  Receivables,  collected and allocated to the
               Series 1993-2 Certificates for 1997................$85,771,435.71

          (f)  The Principal  Receivables  collected and allocated to the Series
               1993-2 Certificates for 1997......................$441,829,593.31

     (2)  Available Finance Charge Collections for Series 1993-2 for 1997

          (a)  The Finance  Charge  Receivables  collected  and allocated to the
               Series 1993-2 Certificates.........................$85,771,435.71

          (b)  Collection   Account  and  Special  Funding  Account   investment
               earnings       allocated      to      the      Series      1993-2
               Certificates........................................$1,074,954.62

          (c)  Additional  Finance  Charges from other  Series  allocated to the
               Series 1993-2 Certificates..................................$0.00

          (d)  Principal Funding Account Investment Proceeds.......$7,151,285.45

          (e)  Reserve Account withdrawals.................................$0.00

          (f)  Available Finance Charge  Collections for Series 1993-2 (total of
               (a), (b), (c), (d) and (e) above)..................$93,997,675.78

     (3)  Available Principal Collections for Series 1993-2 for 1997

          (a)  The Principal  Receivables  collected and allocated to the Series
               1993-2 Certificates...............................$441,829,593.31

          (b)  Shared  Principal  Collections from other Series allocated to the
               Series 1993-2 Certificates..................................$0.00

          (c)  Additional   amounts  to  be  treated  as   Available   Principal
               Collections pursuant to the Series Supplement......$32,563,818.56

          (d)  Available Principal  Collections for Series 1993-2 (total of (a),
               (b) and (c) above)................................$474,393,411.87

     (4)  Delinquent Balances in the Trust

          The  aggregate   outstanding   balance  of  the  Accounts  which  were
          delinquent as of the close of business on the last day of 1997

          (a)     31-60 days                            $90,462,505
          (b)     61-90 days                             58,423,393
          (c)     91 or more days                       106,751,927
                                                        ------------
          (d)     Total Delinquencies                  $255,637,825

     (5)  Defaulted Amount

          (a)  The aggregate amount of Defaulted Receivables with respect to the
               Trust for 1997....................................$496,663,565.73

          (b)  The  aggregate  amount of  Recoveries  of  Defaulted  Receivables processed during 1997..............................$49,915,967.82

          (c)  The  Defaulted  Amount  for  1997  [Defaulted  Receivables  minus
               Recoveries].......................................$446,747,597.91

          (d)  The  Defaulted  Amount for 1997  allocable  to the Series  1993-2
               Certificates (the "Investor Default Amount").......$32,563,818.56

     (6)  Investor Charge-Offs

          (a)  The amount withdrawn, if any, under the Series Enhancement during
               1997........................................................$0.00

          (b) The excess of the Investor Default Amount over the sum of (i) the Available Finance Charge Collections applied to such Investor Default Amount and (ii) the amount of the withdrawal, if any, under the Series Enhancement applied to such Investor Default
               Amount (an "Investor Charge-Off") for 1997..................$0.00

          (c) The amount of the Investor Charge-Off set forth in item 6(b) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Series 1993-2 Certificateholder's investment) for 1997..$0.000000

          (d) The total amount reimbursed to the Trust for such last Distribution Date of 1997 in respect of Investor Charge-Offs for prior Distribution Dates....................................$0.00

          (e) The amount set forth in item 6(d) above per $1,000 original certificate principal amount (which will have the effect of
               increasing,   pro  rata,   the  amount  of  each  Series   1993-2
               Certificateholder's investment) for 1997................$0.000000

          (f) The amount, if any, by which the outstanding principal balance of the Series 1993-2 Certificates exceeds the Series 1993-2 Invested Amount as of the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such
               Distribution Date...........................................$0.00

     (7)  Investor Monthly Servicing Fee

          The amount of the Series 1993-2  Monthly  Servicing Fee payable to the
          Servicer during 1997.....................................$6,562,500.00

     (8) Available Series Enhancement Amount

          (a) The Available Cash Collateral Amount for the Series 1993-2 Certificateholders as of the close of business on the last Distribution Date of 1997 after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date..............................$46,666,666.67

          (b) The percentage of the Available Cash Collateral Amount to the Invested Amount of the Series 1993-2 Certificates as of the close of business on the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such
               Distribution Date and the related Transfer Date............20.00%

          (c) The amount of the Enhancement Invested Amount, if any, as of the close of business on the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date........$0.00

     (9)  Principal Funding Account Amount

          (a) The amount on deposit in the Principal Funding Account as of the close of business on the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer
               Date..............................................$299,999,999.98

          (b) Deposits in the Principal Funding Account commenced on the Distribution Date occurring in April, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (10) Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer
          Date.............................................................$0.00

     (11) Reserve Account

          (a) The amount on deposit in the Reserve Account as of the close of business on the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such
               Distribution Date and the related Transfer Date.....$5,000,000.00

          (b)  The Required  Reserve  Account Amount is currently  calculated to
               be..................................................$5,000,000.00

          (c) Deposits in the Reserve Account commenced on the Distribution Date occurring in January, 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

C)   Invested Amount

     (1)  The Invested  Amount of the Series 1993-2  Certificates on the date of issuance (the "Initial Invested Amount")...............$500,000,000.00

     (2)  The  Invested  Amount of the Series  1993-2  Certificates  on the last
          Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such Distribution
          Date...................................................$500,000,000.00

     (3) The Pool Factor for the last Distribution Date of 1997 (which represents the ratio of the Invested Amount of the Series 1993-2 Certificates as of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1993-2 Certificates on such date, to the Initial Invested Amount of the Series 1993-2 Certificates). The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of the Certificateholder's Certificate by the Pool
          Factor........................................................1.000000

D)   Receivables Balances

     (1)  The  aggregate  amount of  Principal  Receivables  in the Trust at the close of business on the last day of 1997...............$5,801,095,181

     (2)  The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of 1997.................$119,933,174

E)   Annualized Percentages

     (1)  The average  Gross Yield for 1997 (sum of monthly  Gross Yield divided by 12)..........................................................18.80%

     (2)  The  average Net Loss Rate for 1997 (sum of the monthly Net Loss Rates divided by 12)...................................................6.51%

     (3) The average Portfolio Yield for 1997 (the average Gross Yield minus the average Net Loss Rate for the Series 1993-2 Certificates for
          1997)...........................................................12.29%

     (4)  The average Base Rate for 1997 (sum of the monthly Base Rates  divided by 12)...........................................................7.06%

     (5) The average Net Spread (the average Portfolio Yield minus the average Base Rate for the Series 1993-2 Certificates for
          1997.............................................................5.23%

     (6)  The average Monthly Payment Rate (sum of monthly Payment Rates divided by 12)...........................................................8.99%

F)   Series 1993-2 Information for the Last Three Distribution Dates in 1997

     1)   Gross Yield

          a)  12/15/97               13.02%
          b)  11/17/97               16.86%
          c)  10/15/97               18.23%

     2)   Net Loss Rate

          a)  12/15/97                4.04%
          b)  11/17/97                5.15%
          c)  10/15/97                5.08%

     3)   Net Spread (Portfolio Yield Minus Base Rate)

          a)  12/15/97                2.41%
          b)  11/17/97                5.03%
          c)  10/15/97                6.35%

          Three Month Average         4.60%

     4)   Monthly Payment Rate

          a)  12/15/97                8.29%
          b)  11/17/97                9.61%
          c)  10/15/97                9.53%


                                      PROVIDIAN  NATIONAL BANK,
                                      Servicer


                                      By:    /s/ Daniel Sanford
                                             _____________________________
                                      Name:  Daniel Sanford
                                      Title: Vice President and Controller